SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 24, 2010

Date of report (Date of earliest event reported)
VALUEVISION MEDIA, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-20243	41-1673770

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6740 Shady Oak Road Eden Prairie, Minnesota	55344-3433

(Address of Principal Executive Offices)	(Zip Code)
(952) 943-6000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company’s 2010 Annual Meeting of Shareholders was held on June 24, 2010. The final results of the shareholder vote on each proposal brought before the meeting were as follows:

		Against/	Broker Non-
	For	Withheld	Votes

Proposal One—Election of Directors by the holders of shares of common stock(1)
Joseph F. Berardino	8,455,739	7,179,684	13,393,970
John D. Buck	6,840,990	8,794,433	13,393,970
Edwin P. Garrubbo	8,925,798	6,709,625	13,393,970
Robert J. Korkowski	8,975,723	6,659,700	13,393,970
Randy S. Ronning	8,970,974	6,664,449	13,393,970
Keith R. Stewart	8,987,298	6,648,125	13,393,970

(1)	NBC Universal, Inc. (“NBCU”), which beneficially owns 6,452,194 shares of common stock, returned a completed proxy card to the Company for purposes of reaching a quorum, but marked their ballot “Abstain for All” for the Election of Directors. In May 2010 NBCU requested that the Company file a registration statement on Form S-3 to facilitate the sale of such shares, and in anticipation of such sale, NBCU indicated its desire not to affect the outcome of the director election and therefore voted “Abstain” rather than either “For” or “Against/Withheld.” Since the electronic proxy voting system administered by Broadridge Financial Solutions does not recognize a blank or abstained vote for directors, these votes were entered and recorded by Broadridge as “Against/Withheld.” The following chart shows the voting results without the recording of NBCU shares in the “Against/Withheld” column:

		Against/	Broker
	For	Withheld	Non-Vote
Proposal One—Election of Directors by the holders of shares of common stock
Joseph F. Berardino	8,455,739	727,490	13,393,970
John D. Buck	6,840,990	2,342,239	13,393,970
Edwin P. Garrubbo	8,925,798	257,431	13,393,970
Robert J. Korkowski	8,975,723	207,506	13,393,970
Randy S. Ronning	8,970,974	212,255	13,393,970
Keith R. Stewart	8,987,298	195,931	13,393,970

Proposal One—Election of Directors by the holders of shares of preferred stock
Catherine Dunleavy	4,929,266	—	—
Patrick O. Kocsi	4,929,266	—	—

	For	Against	Abstain

Proposal Two—Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2011
Common and Preferred shares voting as one class	26,900,253	441,611	6,616,795
Each proposal was approved by the Company’s shareholders by the required vote.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUEVISION MEDIA, INC.
Date: June 25, 2010	/s/ Nathan E. Fagre
Nathan E. Fagre
Senior Vice President, General Counsel and Secretary